Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-256103) on Form S-4 of Osprey Technology Acquisition Corp. of our report dated May 12, 2021, relating to the financial statements of Blacksky Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

McLean, VA

July 14, 2021